Exhibit 99.1

Aptar Reports Second Quarter 2026 Results

Crystal Lake, Illinois, July 30, 2026 -- AptarGroup, Inc. (NYSE:ATR), a global leader in drug delivery, dosing and protection technologies, and consumer product dispensing, today reported the following second quarter results for the period ended June 30, 2026, as compared to the corresponding period of the last fiscal year.
Second Quarter 2026 Highlights
(Compared to the prior year quarter; see Non-GAAP section for full definitions; see reconciliation for Non-GAAP measures)
•Reported sales increased 6% to over $1 billion for the first time, and core sales increased 1%
•Reported net income was $88 million and reported earnings per share were $1.36
•Adjusted EBITDA margin was 20.7% compared to 22.6% in the prior year
•Adjusted earnings per share were $1.42
•Returned $81 million in the quarter and $212 million year-to-date to shareholders through share repurchases and dividends
“We were pleased to deliver revenue growth across all three segments during the quarter. Aptar Pharma continued to lead the way, driven by double-digit growth in consumer healthcare, and high single-digit growth in injectables and prescription, excluding emergency medicine. In Beauty, strong demand in prestige fragrance solutions supported growth, while Closures benefited from continued strength in beverage dispensing. While margins are currently impacted by product mix and operational factors, we remain confident in the company’s long-term margin structure, supported by strong demand trends across key Pharma franchises, continued momentum in Closures, and the actions underway to enhance operational performance. As I conclude my tenure as CEO at Aptar, I am pleased to hand the company over following a quarter that reflects solid performance, a strong balance sheet and an improving growth trajectory in the outlook. These results demonstrate the dedication of our teams, the strength of our innovation-led portfolio and our ability to create value for customers across attractive end markets,” said Stephan B. Tanda, Aptar President and CEO.
Second Quarter Results
For the quarter ended June 30, 2026, reported sales increased 6% to $1.03 billion compared to $966 million in the prior year and core sales increased 1% compared to the prior year period.

Second Quarter Segment Sales Analysis (Change Over Prior Year)
	Pharma	Beauty	Closures	Total AptarGroup
Reported Sales Growth	4%	10%	7%	6%
Currency Effects (1)	(2)%	(3)%	(3)%	(2)%
Acquisitions	(1)%	(6)%	0%	(3)%
Core Sales Growth	1%	1%	4%	1%
(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Pharma’s reported sales increased 4% compared to the prior year period, with a currency contribution of 2%. Excluding acquisitions, core sales increased 1%. Adjusting for emergency medicine destocking, Pharma delivered high single-digit core sales growth in the quarter. Performance was supported by continued growth across a number of prescription, consumer healthcare and injectable applications, including central nervous system, asthma and COPD therapies, nasal decongestants, eye care solutions, and demand related to biologics, GLP-1 therapies and vaccines. These growth drivers were partially offset by the anticipated reduction in emergency medicine sales and slightly lower sales within active material science solutions. Adjusted EBITDA margin was 33.6%, a decrease of 180 basis points, reflecting a short-term unfavorable product mix, while royalties and productivity improvements continued to positively impact margins.
Beauty’s reported sales increased 10% when compared to the prior year period, driven by a 3% benefit from currency changes and a 6% contribution from acquisitions, with core sales growth of 1%. There was increased demand for prestige fragrance dispensing, color cosmetics, as well as hair care applications. Adjusted EBITDA margin was 12.2%, a decline of 190 basis points, primarily due to lower product volumes, unfavorable mix and the timing of resin pass throughs.
Closures’ reported sales rose 7% from the prior year quarter and core sales grew 4%, with a 3% currency benefit. Beverage sales grew significantly, led by strong demand for bottled water and continued momentum from our latest dispensing closure innovation. Food sales were up year over year, however, lower tooling sales drove a decline in core sales. Adjusted EBITDA margin was 14.9%, a decline of 200 basis points, primarily due to temporary headwinds as a result of the ramp up of new production lines and previously reported maintenance.
Reported second quarter earnings per share of $1.36 compared to $1.67 reported a year ago. Adjusted earnings per share were $1.42, compared to the prior year period’s adjusted earnings per share of $1.68, including comparable exchange rates. The second quarter reported effective tax rate was 23.5% and the adjusted effective tax rate was 23.7%, compared to the prior year period’s reported effective tax rate of 20.0% and adjusted effective tax rate of 20.0%.
Six Months Year-to-Date Results
For the six months ended June 30, 2026, reported sales increased 8% to $2.01 billion compared to $1.85 billion in the prior year and core sales increased 1%.

Six Months Year-To-Date Segment Sales Analysis (Change Over Prior Year)
	Pharma	Beauty	Closures	Total AptarGroup
Total Reported Sales Growth	5%	14%	6%	8%
Currency Effects (1)	(4)%	(6)%	(4)%	(4)%
Acquisitions	(1)%	(6)%	0%	(3)%
Core Sales Growth	0%	2%	2%	1%
(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.
For the six months ended June 30, 2026, Aptar’s reported earnings per share were $2.48, a decrease of 12%, compared to $2.83 reported a year ago. For the first six months of the year 2026, adjusted earnings per share were $2.61 and decreased 12% from prior year adjusted earnings per share of $2.98, including comparable exchange rates. The current year had a reported effective tax rate of 23.0% and an adjusted effective tax rate of 23.2% compared to the prior year reported and adjusted effective tax rates of 22.5% and 22.6%, respectively.
Outlook
Regarding Aptar’s outlook, Tanda stated, “In alignment with Gael Touya, who will assume the role of CEO on September 1, we enter the third quarter with confidence. We expect solid growth across all three segments. In Pharma, injectables and consumer healthcare should continue to perform well. Demand for prescription dispensing systems, excluding emergency medicine, remains strong, and as previously discussed we anticipate the headwind of emergency medicine destocking to abate by the fourth quarter. We believe Beauty will see growth in key areas, such as in the fragrance and facial skin care end market. In Closures, we anticipate demand to remain strong and operational performance continues to improve. Supported by our innovation pipeline and strong market positions, these trends support our outlook for the third quarter.”

Aptar currently expects adjusted earnings per share for the third quarter of 2026 to be in the range of $1.45 to $1.53. This guidance assumes an effective tax rate range of 22.5% to 24.5%. The earnings per share guidance range is assuming a 1.14 Euro to USD exchange rate.
Cash Dividends and Share Repurchases
As previously announced, Aptar’s Board of Directors approved a quarterly cash dividend of $0.48 per share. The payment date is August 20, 2026, to stockholders of record as of July 30, 2026. During the second quarter, Aptar repurchased 403 thousand shares for $50 million. Aptar may repurchase shares through the open market, privately negotiated transactions or other programs, subject to market conditions.
Open Conference Call
There will be a conference call held on Friday, July 31, 2026 at 8:00 a.m. Central Time to discuss the company’s second quarter results for 2026. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations website at investors.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.
About Aptar
Aptar is a global leader in drug delivery, dosing and protection technologies, and consumer product dispensing. Aptar partners with the world’s top healthcare and consumer brands to deliver medicines and create exceptional user experiences. Serving diverse markets, from pharmaceutical to beauty to food and beverage, Aptar combines market expertise with proprietary design, engineering and science to develop innovative solutions that help improve lives worldwide. Headquartered in Crystal Lake, Illinois, Aptar employs 14,000 dedicated people across 20 countries. Learn more at http://www.aptar.com.
Presentation of Non-GAAP Information
This press release refers to certain non-GAAP financial measures, including current year adjusted earnings per share and adjusted EBITDA, which exclude the impact of restructuring initiatives, acquisition-related costs, certain purchase accounting adjustments related to acquisitions and investments and net unrealized investment gains and losses related to observable market price changes on equity securities, and other special items. Core sales and adjusted earnings per share also neutralize the impact of foreign currency translation effects when comparing current results to the prior year. Adjusted EBITDA is defined as earnings before net interest, taxes, depreciation, amortization, restructuring initiatives, acquisition-related costs, net unrealized investment gains and losses related to observable market price changes on equity securities and other special items. For the three and six months ended June 30, 2026, “Other special items” include costs incurred related to non-ordinary-course litigation, specifically: lawsuits between Aptar and ARS Pharmaceuticals, Inc., involving Aptar’s claims of trade-secret misappropriation and contractual breaches and ARS’s lawsuit against Aptar under U.S. antitrust laws; and patent infringement actions filed by Nemera La Verpillière SAS in Germany and France relating to certain of Aptar’s ophthalmic products. These costs are excluded because they do not reflect our core operating performance. Please refer to “Legal Proceedings” within Note 13 - Commitments and Contingencies within Aptar’s Form 10-K for the year ended December 31, 2025 and subsequent SEC filings for more information. Adjusted EBITDA margin is adjusted EBITDA divided by reported net sales. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect Aptar’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by Aptar’s management when making financial and operational decisions. Free cash flow is calculated as cash provided by operating activities less capital expenditures plus proceeds from government grants related to capital expenditures. We believe that it is meaningful to investors in evaluating our financial performance and measuring our ability to generate cash internally to fund our initiatives. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables. Our outlook is provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as exchange rates and changes in the fair value of equity investments, or reliably predicted because they are not part of the company's routine activities, such as restructuring, acquisition costs and other special items.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential,” “continues” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results or other events may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to: geopolitical conflicts worldwide and the resulting indirect impact on demand from our customers selling their products into these countries, as well as rising input costs and certain supply chain disruptions; cybersecurity threats against our systems and/or service providers that could impact our networks and reporting systems; the availability of raw materials and components (particularly from sole sourced suppliers for some of our Pharma solutions) as well as the financial viability of these suppliers; our ability to protect and defend our intellectual property rights, as well as litigation involving intellectual property rights; the outcome of any legal proceeding that has been or may be instituted against us and others; our ability to keep pace with competition and technological advances, including in connection with the shifting of Pharma origination to less regulated markets; lower demand and asset utilization due to an economic recession either globally or in key markets we operate within; economic conditions worldwide, including inflationary conditions and potential deflationary conditions in other regions we rely on for growth; significant tariffs and other restrictions on foreign imports imposed by the U.S. and related countermeasures taken by impacted foreign countries; our ability to successfully implement facility expansions and new facility projects; fluctuations in the cost of materials, components, transportation cost as a result of supply chain disruptions and labor shortages, and other input costs; significant fluctuations in foreign currency exchange rates or our effective tax rate; the impact of tax reform legislation, changes in tax rates and other tax-related events or transactions that could impact our effective tax rate; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; changes in customer and/or consumer spending levels; loss of one or more key accounts; our ability to offset inflationary impacts with cost containment, productivity initiatives and price increases; changes in capital availability or cost, including rising interest rates; loss of royalty revenue due to contract expirations; volatility of global credit markets; our ability to identify potential new acquisitions and to successfully acquire and integrate such operations, including the successful integration of the businesses we have acquired; our ability to build out acquired businesses and integrate the product/service offerings of the acquired entities into our existing product/service portfolio; direct or indirect consequences of acts of war, terrorism or social unrest; the impact of natural disasters and other weather-related occurrences; fiscal and monetary policies and other regulations; changes, difficulties or failures in complying with government regulation, including FDA or similar foreign governmental authorities; changing regulations or market conditions regarding environmental sustainability; our ability to retain key members of management and manage labor costs; work stoppages due to labor disputes; our ability to meet future cash flow estimates to support our goodwill impairment testing; the demand for existing and new products; the success of our customers’ products, particularly in the pharmaceutical industry; our ability to manage worldwide customer launches of complex technical products, particularly in developing markets; difficulties in product development and uncertainties related to the timing or outcome of product development; significant product liability claims; and other risks associated with our operations. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K and Form 10-Qs. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Investor Relations Contact:
Mary Skafidas
mary.skafidas@aptar.com
815-479-5530
Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-479-5671

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net Sales	$1,026,508	$966,009	$2,009,376	$1,853,314
Cost of Sales (exclusive of depreciation and amortization shown below)	660,991	598,994	1,291,950	1,149,885
Selling, Research & Development and Administrative	157,735	151,139	325,337	306,416
Depreciation and Amortization	79,641	69,904	155,366	135,551
Restructuring Initiatives	1,419	1,579	2,505	3,621
Operating Income	126,722	144,393	234,218	257,841
Other Income (Expense):
Interest Expense	(16,001)	(10,850)	(32,943)	(22,201)
Interest Income	2,787	1,880	6,429	4,694
Net Investment Gain (Loss)	937	2,102	(149)	1,006
Equity in Results of Affiliates	1,404	2,309	2,118	4,395
Miscellaneous Expense, net	(802)	(120)	(855)	(6)
Income before Income Taxes	115,047	139,714	208,818	245,729
Provision for Income Taxes	27,037	27,982	48,041	55,334
Net Income	$88,010	$111,732	$160,777	$190,395
Net (Income) Loss Attributable to Noncontrolling Interests	(152)	(12)	(156)	123
Net Income Attributable to Redeemable Noncontrolling Interests	(285)	—	(374)	—
Net Income Attributable to AptarGroup, Inc.	$87,573	$111,720	$160,247	$190,518
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$1.38	$1.69	$2.51	$2.88
Diluted	$1.36	$1.67	$2.48	$2.83

Average Numbers of Shares Outstanding:
Basic	63,634	65,995	63,841	66,132
Diluted	64,208	67,048	64,504	67,262

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
($ In Thousands)
Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
ASSETS

Cash and Equivalents	$190,402	$402,424
Short-term Investments	6,864	7,109
Accounts and Notes Receivable, Net	897,660	803,830
Inventories	580,136	537,845
Prepaid and Other	159,754	142,354
Total Current Assets	1,834,816	1,893,562
Property, Plant and Equipment, Net	1,645,981	1,676,479
Goodwill	1,069,666	1,077,898
Other Assets	582,751	604,780
Total Assets	$5,133,214	$5,252,719

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Short-Term Obligations	$249,239	$343,531
Accounts Payable, Accrued and Other Liabilities	887,308	822,913
Total Current Liabilities	1,136,547	1,166,444
Long-Term Obligations	1,118,415	1,139,433
Deferred Liabilities and Other	203,807	234,617
Total Liabilities	2,458,769	2,540,494

Redeemable Noncontrolling Interests	27,722	26,244
Total Mezzanine Equity	27,722	26,244

AptarGroup, Inc. Stockholders' Equity	2,628,293	2,668,096
Noncontrolling Interests in Subsidiaries	18,430	17,885
Total Stockholders' Equity	2,646,723	2,685,981

Total Liabilities, Mezzanine Equity and Stockholders' Equity	$5,133,214	$5,252,719

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
($ In Thousands)
Consolidated Statement of Cash Flows

Six Months Ended June 30,	2026	2025

Cash Flows from Operating Activities:
Net income	$160,777	$190,395
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	132,792	113,720
Amortization	22,574	21,831
Stock-based compensation	24,072	27,208
Provision for CECL	491	769
Loss (gain) on disposition of fixed assets	776	(366)
Net loss (gain) on remeasurement of equity securities	149	(1,006)
Deferred income taxes	(3,098)	(21,322)
Defined benefit plan expense	6,885	6,720
Equity in results of affiliates	(2,118)	(4,395)
Impairment loss	1,550	—
Changes in balance sheet items, excluding effects from foreign currency adjustments:
Accounts and other receivables	(99,336)	(83,207)
Inventories	(48,178)	(15,951)
Prepaid and other current assets	(18,940)	(21,141)
Accounts payable, accrued and other liabilities	67,020	21,653
Income taxes payable	(5,761)	(908)
Retirement and deferred compensation plan liabilities	64	(10,579)
Retirement and deferred compensation plan assets	(13,340)	(7,537)
Other changes, net	(4,199)	(7,184)
Net Cash Provided by Operations	222,180	208,700
Cash Flows from Investing Activities:
Capital expenditures	(122,959)	(120,287)
Proceeds from government grants	—	3,308
Proceeds from sale of property, plant and equipment	2,635	79
(Purchases) and maturities of short-term investments	(108)	2,819
Acquisition of business, net of cash acquired and release of escrow	(156)	(7,934)
Acquisition of intangible assets, net	(893)	(4,006)
Notes receivable, net	(406)	(49)
Net Cash Used by Investing Activities	(121,887)	(126,070)
Cash Flows from Financing Activities:
Proceeds from notes payable and overdrafts	8,052	—
Repayments of notes payable and overdrafts	(8,820)	—
Proceeds and (repayments) of short term revolving credit facility, net	37,500	69,103
Proceeds from long-term obligations	6,063	885
Repayments of long-term obligations	(155,942)	(32,950)
Payment of contingent consideration obligation	(3,730)	—
Dividends paid	(61,531)	(59,641)
Proceeds from stock option exercises	18,981	10,561
Purchase of treasury stock	(149,973)	(150,000)
Redeemable noncontrolling interest	1,112	—
Net Cash Used by Financing Activities	(308,288)	(162,042)
Effect of Exchange Rate Changes on Cash	(4,027)	17,296
Net Decrease in Cash and Equivalents and Restricted Cash	(212,022)	(62,116)
Cash and Equivalents and Restricted Cash at Beginning of Period	404,849	223,844
Cash and Equivalents and Restricted Cash at End of Period	$192,827	$161,728

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Three Months Ended June 30, 2026

	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$1,026,508	$458,167	$367,454	$200,887	$—	$—

Reported net income	$88,010
Reported income taxes	27,037
Reported income before income taxes	115,047	110,596	18,575	15,235	(16,145)	(13,214)
Adjustments:
Restructuring initiatives	1,419	(66)	1,417	87	(19)
Net investment gain	(937)	—	—	—	(937)
Realized gain on investments included in net investment gain above	88	—	—	—	88
Transaction costs related to acquisitions	38	38	—	—	—
Other special items	4,077	4,077	—	—	—
Adjusted earnings before income taxes	119,732	114,645	19,992	15,322	(17,013)	(13,214)
Interest expense	16,001					16,001
Interest income	(2,787)					(2,787)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	132,946	114,645	19,992	15,322	(17,013)	—
Depreciation and amortization	79,641	39,260	24,750	14,527	1,104
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$212,587	$153,905	$44,742	$29,849	$(15,909)	$—

Reported net income margins (Reported net income / Reported Net Sales)	8.6%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.7%	33.6%	12.2%	14.9%

	Three Months Ended June 30, 2025

	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$966,009	$442,589	$334,849	$188,571	$—	$—

Reported net income	$111,732
Reported income taxes	27,982
Reported income before income taxes	139,714	122,594	24,628	17,546	(16,084)	(8,970)
Adjustments:
Restructuring initiatives	1,579	68	626	890	(5)
Net investment gain	(2,102)	—	—	—	(2,102)
Transaction costs related to acquisitions	344	—	344	—	—
Adjusted earnings before income taxes	139,535	122,662	25,598	18,436	(18,191)	(8,970)
Interest expense	10,850					10,850
Interest income	(1,880)					(1,880)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	148,505	122,662	25,598	18,436	(18,191)	—
Depreciation and amortization	69,904	34,169	21,475	13,447	813
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$218,409	$156,831	$47,073	$31,883	$(17,378)	$—

Reported net income margins (Reported net income / Reported Net Sales)	11.6%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	22.6%	35.4%	14.1%	16.9%

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Six Months Ended June 30, 2026
	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$2,009,376	$896,727	$731,089	$381,560	$—	$—

Reported net income	$160,777
Reported income taxes	48,041
Reported income before income taxes	208,818	217,254	33,033	24,419	(39,374)	(26,514)
Adjustments:
Restructuring initiatives	2,505	(61)	2,718	336	(488)
Net investment loss	149	—	—	—	149
Realized gain on investments included in net investment loss above	88	—	—	—	88
Transaction costs related to acquisitions	83	83	—	—	—
Purchase accounting adjustments related to acquisitions and investments	145	145	—	—	—
Other special items	7,804	7,804	—	—	—
Adjusted earnings before income taxes	219,592	225,225	35,751	24,755	(39,625)	(26,514)
Interest expense	32,943					32,943
Interest income	(6,429)					(6,429)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	246,106	225,225	35,751	24,755	(39,625)	—
Depreciation and amortization	155,366	74,903	49,473	28,751	2,239
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$401,472	$300,128	$85,224	$53,506	$(37,386)	$—

Reported net income margins (Reported net income / Reported Net Sales)	8.0%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.0%	33.5%	11.7%	14.0%

	Six Months Ended June 30, 2025
	Consolidated	Pharma	Beauty	Closures	Corporate & Other	Net Interest
Net Sales	$1,853,314	$852,056	$640,556	$360,702	$—	$—

Reported net income	$190,395
Reported income taxes	55,334
Reported income before income taxes	245,729	233,706	41,309	29,879	(41,658)	(17,507)
Adjustments:
Restructuring initiatives	3,621	258	1,021	2,242	100
Net investment loss	(1,006)	—	—	—	(1,006)
Transaction costs related to acquisitions	344	—	344	—	—
Adjusted earnings before income taxes	248,688	233,964	42,674	32,121	(42,564)	(17,507)
Interest expense	22,201					22,201
Interest income	(4,694)					(4,694)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	266,195	233,964	42,674	32,121	(42,564)	—
Depreciation and amortization	135,551	65,317	41,537	27,022	1,675	—
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$401,746	$299,281	$84,211	$59,143	$(40,889)	$—

Reported net income margins (Reported net income / Reported Net Sales)	10.3%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	21.7%	35.1%	13.1%	16.4%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Income before Income Taxes	$115,047	$139,714	$208,818	$245,729

Adjustments:
Restructuring initiatives	1,419	1,579	2,505	3,621
Net investment (gain) loss	(937)	(2,102)	149	(1,006)
Realized gain on investments included in net investment (gain) loss above	88	—	88	—
Transaction costs related to acquisitions	38	344	83	344
Purchase accounting adjustments related to acquisitions and investments	—	—	145	—
Other special items	4,077	—	7,804	—
Foreign currency effects (1)		1,245		10,237
Adjusted Earnings before Income Taxes	$119,732	$140,780	$219,592	$258,925

Provision for Income Taxes	$27,037	$27,982	$48,041	$55,334

Adjustments:
Restructuring initiatives	404	421	683	927
Net investment (gain) loss	(229)	(515)	37	(246)
Realized gain on investments included in net investment (gain) loss above	22	—	22	—
Transaction costs related to acquisitions	9	86	20	86
Purchase accounting adjustments related to acquisitions and investments	—	—	49	—
Other special items	1,074	—	2,027	—
Foreign currency effects (1)		249		2,305
Adjusted Provision for Income Taxes	$28,317	$28,223	$50,879	$58,406

Net (Income) Loss Attributable to Noncontrolling Interests	$(152)	$(12)	$(156)	$123
Net Income Attributable to Redeemable Noncontrolling Interests	$(285)	$—	$(374)	$—

Net Income Attributable to AptarGroup, Inc.	$87,573	$111,720	$160,247	$190,518

Adjustments:
Restructuring initiatives	1,015	1,158	1,822	2,694
Net investment (gain) loss	(708)	(1,587)	112	(760)
Realized gain on investments included in net investment (gain) loss above	66	—	66	—
Transaction costs related to acquisitions	29	258	63	258
Purchase accounting adjustments related to acquisitions and investments	—	—	96	—
Other special items	3,003	—	5,777	—
Foreign currency effects (1)		996		7,932
Adjusted Net Income Attributable to AptarGroup, Inc.	$90,978	$112,545	$168,183	$200,642

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Average Number of Diluted Shares Outstanding	64,208	67,048	64,504	67,262

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.36	$1.67	$2.48	$2.83

Adjustments:
Restructuring initiatives	0.02	0.02	0.03	0.04
Net investment (gain) loss	(0.01)	(0.03)	—	(0.01)
Realized gain on investments included in net investment (gain) loss above	—	—	—	—
Transaction costs related to acquisitions	—	—	—	—
Purchase accounting adjustments related to acquisitions and investments	—	—	—	—
Other special items	0.05	—	0.10	—
Foreign currency effects (1)		0.02		0.12
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.42	$1.68	$2.61	$2.98
(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Free Cash Flow to Net Cash Provided by Operations (Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net Cash Provided by Operations	$103,486	$125,958	$222,180	$208,700
Capital Expenditures	(57,563)	(63,425)	(122,959)	(120,287)
Proceeds from Government Grants	—	3,308	—	3,308
Free Cash Flow	$45,923	$65,841	$99,221	$91,721

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ending September 30,
	Expected 2026	2025

Income before Income Taxes		$154,127

Adjustments:
Restructuring initiatives		2,168
Net investment loss		161
Gain from remeasurement of equity method investment		(26,518)
Transaction costs related to acquisitions		748
Purchase accounting adjustments related to acquisitions and investments		1,148
Other special items		4,400
Foreign currency effects (1)		(1,076)
Adjusted Earnings before Income Taxes		$135,158

Provision for Income Taxes		$26,295

Adjustments:
Restructuring initiatives		561
Net investment loss		39
Gain from remeasurement of equity method investment		—
Transaction costs related to acquisitions		182
Purchase accounting adjustments related to acquisitions and investments		172
Other special items		1,078
Foreign currency effects (1)		(184)
Adjusted Provision for Income Taxes		$28,143

Net Income Attributable to Noncontrolling Interests		$(47)
Net Loss Attributable to Redeemable Noncontrolling Interests		$142

Net Income Attributable to AptarGroup, Inc.		$127,927

Adjustments:
Restructuring initiatives		1,607
Net investment loss		122
Gain from remeasurement of equity method investment		(26,518)
Transaction costs related to acquisitions		566
Purchase accounting adjustments related to acquisitions and investments		976
Other special items		3,322
Foreign currency effects (1)		(892)
Adjusted Net Income Attributable to AptarGroup, Inc.		$107,110

	Three Months Ending September 30,
	Expected 2026	2025
Average Number of Diluted Shares Outstanding		66,630

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (3)		$1.92

Adjustments:
Restructuring initiatives		0.02
Net investment loss		—
Gain from remeasurement of equity method investment		(0.40)
Transaction costs related to acquisitions		0.01
Purchase accounting adjustments related to acquisitions and investments		0.02
Other special items		0.05
Foreign currency effects (1)		(0.01)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$1.45 - $1.53	$1.61
(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current spot rates for all applicable foreign currency exchange rates.
(2) AptarGroup’s expected adjusted earnings per share range for the third quarter of 2026, see non-GAAP section for full definition, is based on an effective tax rate range of 22.5% to 24.5%. This tax rate range compares to our third quarter of 2025 effective tax rate of 17.1% on reported earnings per share and 20.8% on adjusted earnings per share.